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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified in its Charter)

                             ARNOLD M. WHITMAN
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        (Name of Person(s) Filing Proxy Statement, if other than the
                                Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

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[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

FOR IMMEDIATE RELEASE

                                    CONTACTS:   MEDIA:

                                                Jim Barron/Debbie Miller
                                                Citigate Sard Verbinnen
                                                (212) 687-8080
                                                INVESTORS & ANALYSTS:
                                                Daniel Burch 212-929-5748
                                                Larry Dennedy 212-929-5239
                                                Bob Marese 212-929-5405
                                                MacKenzie Partners, Inc.

 FORMATION CAPITAL SAYS ARKANSAS LEGISLATURE'S LONG TERM HEALTH CARE BILL IS
   THINLY DISGUISED ENTRENCHMENT VEHICLE FOR BEVERLY BOARD AND MANAGEMENT

 SAYS BILL DOES NOT PROTECT PATIENTS; BELIEVES BILL WOULD VIOLATE FEDERAL AND
                                 STATE LAW

ALPHARETTA, GA, MARCH 10, 2005 - Formation Capital, LLC and its associates Appaloosa Management L.P. and Franklin Mutual Advisers, LLC today issued the following statement in response to the "Long Term Care Resident Protection Act of 2005" introduced in Arkansas's House of Representatives:

"While we agree with the purported goal of protecting long term care residents, this bill does nothing to advance that goal. Instead, it is a thinly disguised vehicle designed to further entrench the management and board at Beverly with no regard as to the interest and will of the Company's owners - its shareholders. Furthermore, we believe the bill would violate Federal and State law."

Formation has a proven track record in healthcare. Formation has focused on the healthcare industry, providing equity to the senior housing and long-term care industry, since its founding in 1999. Formation believes that creating value can only happen when high quality patient care comes first. Currently, Formation manages assets in excess of $650 million in value. Over the last three years, Formation and its partners have acquired an ownership interest in 152 facilities in 20 states, including 49 skilled nursing facilities and four assisted living centers bought from Beverly Enterprises (NYSE: BEV) in Florida in 2002. At the facilities purchased from Beverly in 2002, patient care metrics improved after the transaction.

IMPORTANT INFORMATION

On February 18, 2005, Arnold Whitman filed a preliminary proxy statement with the SEC for the solicitation of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. Security holders of Beverly Enterprises are urged to read the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and any other proxy solicitation materials filed by Mr. Whitman because they contain (or will contain) important information. Mr. Whitman and certain other persons may be deemed to be "participants in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities and Exchange Act of 1934, as amended) of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. A list of these persons and a description of their interests in the solicitation is included in the preliminary proxy statement.

Investors may obtain a free copy of the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and other documents filed by Mr. Whitman with the SEC at the SEC's website at www.sec.gov. Investors will also be able to obtain a free copy of the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) and these other documents by contacting MacKenzie Partners, Inc., the proxy solicitor retained in connection with the solicitation, at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free) or by email at proxy@mackenziepartners.com.

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